N  118 /94                                                          NZ 104/94


                                   COUNTERPART

                                  NOTARIAL DEED

drawn on the fourth of May one thousand nine hundred ninety-four (04/05/1994) by myself, Helena Capkova, Notary Public for Prague, with the seat at Prague 1, Narodni 32.

In the presence of

Robert Chelberg, born on 09/03/1995, a citizen of the U.S.A., residing at, according to his residence permit for foreigners, in Prague 4, Salounova 1933.

whose identity was proved to me in the manner prescribed by law and who is, pursuant to the power of attorney which forms Exhibit No 1, the representative of the BEHEER-EN BELEGGINSMAATSCHAPPIJ BRUWABEL B.V. with its seat at Utrecht, Croeselaan 16, the Netherlands, registered with the Chamber of Commerce and Industry for county of Utrecht, under reference number 99154. The statutory representative of such company shall be RABOBANK MANAGEMENT B.V. with its seat at Utrecht, represented by the Director of the Company, Robert Van Beemen.

With regard to the fact, that Robert Chelberg can not speak Czech, he required the assistance of an interpreter to make this action.

Pavlina Rybisarova, born on 09/01/1968, residing at Hradec Kralove 9, Mir. Hajka 477, whose identity has been proved.

Robert Chelberg has taken following action in my presence

                                   declaration

of the establishment of the limited liability company, pursuant to which I have drawn following
                               DEED OF FOUNDATION

                                       I.

BEHEER-EN BELEGGINGSMAATSCHAPPIJ BRUWABEL B.V., established at Croeselaan 18, 3521 Utrecht P.O. Box 2790, 3500 GT Utrecht, founds the limited liability company. business name of the company shall be POWER Development, s.r.o.


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                                       II.

The registered office of the company shall be at Prague 1, Maiselova 15.

                                      III.

The object of business shall be:

-   procural in trade, services, industry and investments,
-   consultancy in the commercial sphere

                                       IV.

The Registered Capital of the company is 100.000,- CZK (one hundred thousand Czech Crowns). The Registered Capital of the company shall be paid up in its entirety to the account of the company established for this purpose with Investicni a postovni banka a.s., at Prague 1, Perlova 5. The administrator of the contribution shall be Robert Chelberg.

                                       V.

The company shall be established for an indefinite period. The company shall be formed upon incorporation into the Commercial Register.

                                       VI.

The powers of the General Meeting shall be exercised by the sole participant of the company.


                                      VII.

The executive shall be the statutory body of the company. The first and the sole executive of the company shall be Robert Chelberg, born on 09/03/1995, residing at, according to his residence permit for foreigners, at Prague 4, Salounova 1933.

                                      VIII.

The company shall establish a reserve fund to cover a possible loss of the company in the amount of 5.000,- CZK. The reserve fund shall be supplemented on an annual basis by 5% of the net profit attained by the company until the reserve fund reaches a level of 10 % of the Registered Capital. The reserve fund may be used only to cover losses of the company or to take bridging






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

measures with regard to an unfavourable financial situation in the company.

                                       IX.

The sole participant of the company may decide on the appointment of another participant which may be represented by an individual or a legal entity. The new participant shall explicitly state that he accedes to the company in accordance with this Deed of Foundation.

                                       X.

Participation in the company may also be acquired by the transfer of the participation interest or a part of such participation interest to any individual or legal entity.

                                       XI.

The company  may be wound up in the manner  stipulated  in the Czech  Commercial
Code.

This Notarial Deed has been prepared by myself in the presence of the representative of the Founder and the translator of this representative. The Notarial Deed has been dictated, re-read and interpreted in the English language. Then, to approve accuracy of this document, the Notarial Deed was signed before me by the parties.


                                      /round seal and signature/
                                      Helena Capkova
                                      Notary Public
                                      in Prague

/signature of Robert T. Chelberg/

This counterpart of the notarial deed is fully identical to the original of the Notarial Deed recorded in the Collection of Notarial Deeds of Dr. Helena Capkova, Notary Public in Prague, with her seat at Prague 1, Narodni tr. 32. It has been issued to Robert Chelberg. and it was executed on 04/05/1994.

                                      Dr. Helena Capkova
                                      Notary Public in Prague
                                      Prague 1, Narodni tr. 32.
/round seal and signature/
Helena Capkova
Notary Public in Prague


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


EXHIBIT NO I                                                        NZ 104/94



                                POWER OF ATTORNEY

BEHEER -EN BELEGGINGSMAATSCHAPPIJ BRUWABEL B.V. established at Croeselaan 18, 3521 CB Utrecht, P.O. Box 2790, 3500 GT Utrecht, represented by Rabobank Management B.V., in the capacity of Managing Director of the Company, as a sole Participant of the Company, hereby empowers Robert Chelberg, Director of POWER International s.r.o. with its seat in Prague 1, Maiselova 15, to perform all acts related to the founding of POWER Development s.r.o. with its seat at Prague 1, Maiselova 15, including the execution and signature of the Deed of Foundation of this Company, additionally they empower Robert Chelberg to assume the position of the Administrator of the Contribution.

(date 03 August l993)
In Utrecht, on 21 April, 1994


I hereby accept this Power of Attorney
to its full extent.

04/05/1994

/signature of Robert T Chelberg/


                                        Rabobank Management B.V.
                                        Managing Director

                                        /signature illegible/








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


Embassy of the Czech Republic

Haag

No 5157/94        Fee 38

This is to certify the signature of /name illegible/ as well as the official stamp of /illegible/ In Haag, on 26/04/1994

                                        /round stamp/
                                        Embassy of the Czech Republic

Hereby, I CERTIFY, that this photocopy is fully identical to the submitted original of 7 pages.

The Notary Public office of Helena Capkova
Prague 1, Narodni tr. 32
On 04/05/1994

/stamp/
Dr. Helena Capkova
Notary Public








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